UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2011 (July 10, 2011)

ARCH CHEMICALS, INC.
(Exact name of registrant as specified in its charter)

Virginia	1-14601	06-1526315
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Merritt 7 Norwalk, CT 06851
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (203) 229-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

On July 10, 2011, Arch Chemicals, Inc., a Virginia corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Lonza Group Ltd., a company organized under the laws of Switzerland (“Lonza”), and LG Acquisition Corp., a Virginia corporation and an indirect wholly owned subsidiary of Lonza (“Merger Sub”), pursuant to which, among other things, Merger Sub will commence a tender offer for all of the outstanding shares of common stock of the Company, subject to the terms and conditions of the Merger Agreement.

Merger Agreement

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Merger Sub will commence a tender offer (the “Offer”) to acquire all of the outstanding shares of Company common stock, par value $1.00 per share (“Common Stock”), at a price of $47.20 per share, net to the seller in cash (the “Offer Price”).  Following the consummation of the Offer, and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”) and the Company will become a wholly owned, indirect subsidiary of Lonza.  At the effective time of the Merger, the shares of Common Stock not purchased pursuant to the Offer (other than shares held by the Company’s subsidiaries or Lonza, Merger Sub or their respective subsidiaries) will be converted into the right to receive an amount in cash equal to the Offer Price, without interest.

The Merger Agreement includes customary representations, warranties and covenants by the respective parties.  The Company has agreed to operate its business in the ordinary course  and is subject to customary operating restrictions during the period prior to consummation of the Merger.  These restrictions prohibit the Company from declaring or paying a dividend during such period.  The Company has also agreed not to solicit or initiate discussions with third parties regarding other proposals to acquire the Company, and to only engage in such discussions in connection with unsolicited third party proposals in specified circumstances.  The Merger Agreement also includes customary termination provisions for both the Company and Lonza and provides that, in connection with the termination of the Merger Agreement under specified circumstances, the Company may be required to pay Lonza a termination fee of $40 million.

Consummation of the Offer is subject to various conditions, including among others, the expiration or termination of applicable waiting periods under the United States Hart-Scott-Rodino Antitrust Improvements Act, the receipt of certain other regulatory approvals and other customary closing conditions, each as described in the Merger Agreement.  In addition, it is also a condition to the consummation of the Offer that the number of shares of Common Stock validly tendered and not withdrawn in accordance with the terms of the Offer, together with the shares of Common Stock, if any, then owned by Lonza, Merger Sub or any of their respective subsidiaries, represent more than two-thirds of the outstanding shares of Common Stock (determined on a fully diluted basis).  Subject to the terms of the Merger Agreement, the Company has granted Merger Sub an option (the “Top-Up Option”) to purchase that number of newly-issued shares of Common Stock that is equal to one share more than the amount needed to give Merger Sub ownership of 90% of the outstanding shares of Common Stock (determined on a fully-diluted basis, assuming exercise of the Top-Up Option).  The Top-Up Option is exercisable only if Merger Sub acquires more than two-thirds of the outstanding shares of Common Stock pursuant to the Offer or otherwise.  Merger Sub will pay the Company the Offer Price for each share acquired upon exercise of the Top-Up Option.

Additional Information

The foregoing description of the Merger Agreement is not a complete description of all of the parties’ rights and obligations under the agreement.  The above description is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.    Other Events.

On July 11, 2011, the Company and Lonza issued a joint press release announcing the execution of the Merger Agreement.  A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Important Information

The tender offer described in this communication has not yet commenced.  At an appropriate time, the Company will file a solicitation/recommendation statement with the U.S. Securities and Exchange Commission relating to any tender offer for the common shares of the Company.  Investors are urged to read the tender offer materials and the Solicitation/Recommendation Statement when it becomes available, as well as any other relevant documents filed with the SEC when they become available, because they will contain important information.  Investors may obtain a free copy of the Solicitation/Recommendation Statement and other documents (when available) that the Company files with the SEC at the SEC’s website at www.sec.gov. In addition, the tender offer Solicitation/Recommendation Statement and other documents the Company filed with the SEC may be obtained from the Company free of charge by directing a request to the Company at (203) 229-3820 or Investor Relations Department, Arch Chemicals, Inc., 501 Merritt 7, P.O. Box 5204, Norwalk, CT 06856-5204.

Forward Looking Statements

Statements in this Current Report on Form 8-K may contain, in addition to historical information, certain forward-looking statements.  All statements included in this Current Report on Form 8-K concerning activities, events or developments that the Company and Lonza expect, believe or anticipate will or may occur in the future are forward-looking statements.  Actual results could differ materially from the results discussed in the forward-looking statements.  Forward-looking statements are based on current expectations and projections about future events and involve known and unknown risks, uncertainties and other factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by forward-looking statements, including the risk that the tender offer will not close because of a failure to satisfy one or more of the closing conditions and that the Company’s business will have been adversely impacted during the pendency of the tender offer. Additional information on these and other risks, uncertainties and factors is included in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC.

Item 9.01.	Financial Statements and Exhibits

(d)           Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of July 10, 2011, among Lonza Group Ltd., LG Acquisition Corp. and Arch Chemicals, Inc.
99.1	Press Release, dated July 11, 2011.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCH CHEMICALS, INC.

Date: July 11, 2011	By:	/s/ Joseph P. Lacerenza
Name: Joseph P. Lacerenza
Title: Senior Deputy General Counsel
and Secretary